Exhibit 99.1

annual report 2012

Peapack-Gladstone Financial Corporation, headquartered in Bedminster, New Jersey, is the holding company for Peapack-Gladstone Bank, which operates 23 branch offices throughout Hunterdon, Middlesex, Morris, Somerset and Union counties. The Bank’s wealth management division, PGB Trust & Investments, operates at the Bank’s corporate offices in Bedminster as well as three other locations in Clinton, Morristown, and Summit, New Jersey, and at the Bank’s new subsidiary, PGB Trust & Investments of Delaware, in Greenville, Delaware.

Established in 1921, Peapack-Gladstone Bank is one of the premier community banks in the marketplace, serving the needs of a loyal and growing client base. The Bank provides an array of wealth management services as well as a complete range of commercial and retail banking services.

The Company’s stock trades on the NASDAQ Global Select Market under the symbol PGC.

STRATEGIC VISION A high-performing boutique bank, leaders in wealth, lending and deposit solutions, known nationally for unparalleled client service, integrity and trust.

Financial Highlights

(In Thousands, Except Per Share Data)

Selected Year-End Data:	2012	2011	2010
Pre-Tax Income	$16,101	13,982	$10,895
Net Income	9,696	12,168	7,664
Net Income Available to Common Shareholders	9,222	10,940	5,978
Total Assets	1,667,836	1,600,335	1,505,425
Total Deposits	1,516,427	1,443,892	1,351,546
Total Investment Securities	304,479	420,239	415,353
Total Loans	1,132,584	1,038,345	932,497
Total Shareholders’ Equity	122,057	122,971	117,716
PGB Trust & Investments Assets under Administration (Market Value)	2,303,612	1,957,146	1,940,404
Per Common Share:
Earnings-Basic	$1.05	$1.25	$0.68
Earnings-Diluted	1.05	1.25	0.68
Book Value	13.87	12.47	11.03
Financial Ratios:
Net Interest Margin	3.50%	3.47%	3.64%
Return on Average Assets	0.61	0.79	0.52
Return on Average Common Equity	8.03	10.74	6.26
Regulatory Capital Ratios:
Total Capital to Risk-Weighted Assets	13.08%	13.76%	14.16%
Tier 1 Capital to Risk-Weighted Assets	11.83	12.51	12.91
Tier 1 Capital to Average Assets	7.27	7.73	7.96

For complete financial information, please see the Company’s Annual Report on Form 10-K.

To Our Shareholders

Dear Shareholders and Friends,

2012 was an important year for our Company. The year was one of solid achievement, both strategically and financially.

EARNINGS

Despite the challenging interest rate environment, net interest income grew $2.5 million or over 5 percent from 2011 to 2012. This contributed to pre-tax earnings growth of $2.1 million or 15 percent in 2012.

BALANCE SHEET GROWTH AND MANAGEMENT

2012 total loan originations were a record $397 million. Much of our longer duration residential mortgage loan originations were sold benefitting noninterest income, as well as benefitting our interest rate risk position.

Total loans grew $94 million or over 9 percent in 2012. That growth was funded by core deposit growth and cash flows from the lower yielding investment portfolio.

The Company’s Pooled Trust Preferred Securities portfolio was sold resulting in a gain on sale, a significant reduction in risk-weighted assets for regulatory capital purposes and the realization of a majority of the Company’s deferred tax assets.

CAPITAL

The remaining TARP/CPP funds taken from the Treasury in January 2009 were fully repaid in January 2012, without diluting one single shareholder. As of December 31, 2012, our regulatory capital ratios were all above the levels to be considered well capitalized under regulatory guidelines applicable to Banks. Additionally, the Company’s common equity ratio (common equity to total assets) at the end of 2012 was 7.32 percent, up from 6.81 percent at the end of 2011.

PGB TRUST & INVESTMENTS

PGB Trust & Investments, our wealth management division, posted strong performance once again, ending the year with $2.3 billion of assets under administration. Gross fees for 2012 were $12.3 million, up 15 percent from 2011’s results.

In December, we announced that we had received approval to establish PGB Trust & Investments of Delaware, a subsidiary of Peapack-Gladstone Bank, located in Greenville, DE. PGB Trust & Investments of Delaware provides our clients the opportunity to realize the advantages of Delaware trusts, which offer significant income and estate tax benefits, as well as greater flexibility to establish multi-generational trusts. The subsidiary allows us to help our clients find the most efficient ways to protect and perpetuate their assets and maximize the amount they are able to pass onto their heirs. We encourage you to speak with our wealth management division to learn more.

FRANK A. KISSEL Chairman of the Board Our wealth management division posted strong performance once again, ending the year with $2.3 billion of assets under administration.

Strengthening Our Infrastructure
The Company is well- positioned to meet the challenges of the future.

ASSET QUALITY

We made great strides in 2012. In comparing year end 2011 to year end 2012, we saw a $17 million or 35 percent reduction in classified loans, including a $7 million or 38 percent reduction in nonaccrual loans.

There is much more on this and all other financial aspects of the Company provided in the accompanying Annual Report on Form 10-K.

As you all know, in July, after almost 25 years as Chairman and Chief Executive Officer, I made the decision to step aside from the role of CEO. It has been my privilege to lead our Company for all these years, and I am very proud of the organization we have built and of all the people who have contributed to the effort. I am pleased to continue on as your Chairman as we move into the future with confidence and great strength.

Some of you have had the opportunity to meet our new CEO, Douglas L. Kennedy, who took the reins in October of 2012. I can promise you that he has tremendous energy and a vision for our Company that will ensure exceptional services for our clients and strong results for our investors. Together, we look forward to the challenges and opportunities ahead.

We also welcomed two new Board Members to our team in October, Edward A. Gramigna, Jr. and Beth Welsh, both of whom bring a tremendous amount of experience to our organization.

Lastly, we would be remiss if we did not thank Pamela Hill who retired from our Board in December after more than 20 years of dedicated service. Ms. Hill is the daughter of T. Leonard Hill, a former Chairman and longtime board member, and granddaughter of Garner F. Hill, a key founder of the Bank. Pam will be greatly missed.

The Company is well-positioned to meet the challenges of the future. We are distinguished by the breadth and depth of our talented professionals who work together rather than as individuals to provide responsive and value-added solutions and meet the multifaceted needs of our clients. We have the right approach, the right scope of services and the right people in place to build and retain lasting relationships.

As we look toward the year ahead, we remain committed to building future value. We thank each of you for your continued confidence and support.

FRANK A. KISSEL

Chairman of the Board

2012 was a very busy year at Peapack-Gladstone Bank

From the Desk of the Chief Executive Officer

Dear Fellow Shareholders,

Together, my leadership team and I have recently begun the process of charting our strategy for the future. We believe there are three major headwinds that must be addressed in order for us to succeed and provide ongoing shareholder value.

First, the current interest rate environment is continuing to put pressure on our interest margin. Approximately 75 percent of our revenue is derived from the spread we generate between the interest we pay for funds and the rate at which we lend or invest. As you know, the amount we pay now for money is very low. We believe there is little room to reduce rates further. On the asset side, our clients continue to refinance loans at low rates. When rates eventually increase, a strategy to maintain our margin by lending money for longer periods of time would expose us to considerable risk. Instead, we will focus on decreasing the average maturity of our loans and build out a Commercial & Industrial (C&I) Lending business, both of which will better serve us.

Second, technology is transforming our industry. Traditional retail transaction volume has been declining for several years, and our clients are availing themselves of internet and digital channels. The adoption rate for digital has been brisk, and we plan to stay in step with changes as they emerge. Having said this, our long-established reputation as a Company that provides a high level of personal service will remain intact, and we will look for ways to more proactively enhance how we support our clients in person, as well as through these alternative channels. We will make improvements to our Call Center, enhance the branch level account opening process, provide online “chat” support, and continue to explore what the “branch of the future” looks like.

The third headwind we face is the tsunami of increased regulations confronting our industry. We all understand the genesis of this regulation, and we accept that managing our business properly is non-negotiable. As a Company, we believe that we have invested sufficient resources to meet this challenge. In fact, beginning in 2013, we took steps to increase risk oversight by establishing a Risk Committee at the Board of Directors level and a Risk Committee within the Bank itself.

We have also recently hired a risk veteran to build out and head a newly-formed Enterprise Risk Management Division. We will invest more resources as needs arise and rely on this enhanced risk management team to lay the foundation for managing financial and nonfinancial risks company-wide. We believe this rigorous approach will help drive shareholder value over time.

OUR STRATEGIC VISION

“A high-performing boutique bank, leaders in wealth, lending and deposit solutions, known nationally for unparalleled client service, integrity and trust.”

We believe we are good; our vision now is to become great. Based on my short time at our Company, I already know this can be accomplished. We have the best people, period. This vision, which we have created as a team, will serve as a beacon for our Company’s future growth.

During the fourth quarter, we took stock in what makes us special to our clients and communities. We believe our Company has a unique, competitive advantage and that our wealth business, which has been built over many years, is not easily replicated. Much of our competition lacks a wealth management capability. Those companies that do offer wealth management solutions often operate in silos with high minimum balance requirements. Our plan is to combine our wealth offering with our commercial lending efforts in an integrated way, which will provide a differentiated value proposition.

OUR STRATEGY

After an extensive assessment of our Company and the market, we developed and presented a comprehensive plan for our future to our Board of Directors. The plan is exciting. It promises a steady stream of increased revenue and profitability by focusing on great client service. Over 50 employees at all levels of the Company were enlisted to help draft the plan, which includes the following key elements:

• Enhanced risk management

• Expansion of our Multi-Family and Commercial Real Estate Lending business

• Expansion of our C&I business through Private Banking teams, who will lead with deposit gathering and wealth management

• Establishment of a sales force that supports our branches and will serve as a primary contact for clients.

• Growing our residential mortgage business

Our strategic plan - “Expanding Our Reach” - relies on organic growth rather than growth through acquisition as many of our competitors are actively pursuing. Ultimately, we believe that our strategy stays true to who we are.

We believe we are good; our vision now is to become great. I know that we can do this.

I am also thankful for the confidence that you have given our company over the past several years and believe that our future holds great promise.

WHAT WE WANT TO ACCOMPLISH IN 2013

We started our work in the fourth quarter of 2012. To invest in our strategy, we took steps to take risk out of the balance sheet and eliminate $1.4MM in annualized costs. We will make additional investments in 2013 that will support our future growth. Our goals include:

• Enhancing risk management

• Enhancing the client experience through innovative technology

• Expanding our Commercial Real Estate, Multi-Family and C&I Lending businesses

• Growing our Wealth Management business

• Establishing a robust sales culture

WHY YOU SHOULD WANT TO OWN OUR STOCK

We are implementing a very unique business model located in an enviable market. Our market share is small, but technology and people will enable us to grow. Based on our current revenue mix, we can easily justify a higher valuation in our share price, but the market has not yet bought in. Our strategy to invest in our product capabilities and recruit high-level talent will enable us to achieve future growth and visibly demonstrate our ability to deliver consistent profitability over time. We will accomplish this while managing risk and delivering growth, which will be sustainable in future years. We believe that this growth and our advantageous mix of spread and noninterest income will create a better valuation of our shares.

CLOSING

Over the past several months, I have witnessed how hard your Board of Directors works in providing governance. Know that the entire leadership team values and respects the counsel and guidance your Board provides, helping us to generate value for our shareholders. I am thankful for the confidence you have given our Company over the past several years and believe that our future holds great promise. In my role as CEO, I take the responsibility of communication seriously and commit to providing transparency. I will endeavor to continually share our progress as we execute our exciting plan – “Expanding Our Reach.”

DOUGLAS L. KENNEDY

Chief Executive Officer

A History of Success

Peapack-Gladstone Bank has been in the business of building relationships with clients and the communities it serves since 1921. We are positioned well for the future. Our core operating base is strong, and as we prepare to embark on a plan to grow our wealth management, commercial lending and retail business lines, we remain dedicated to maintaining and enhancing our high levels of client service. Our history is solid, built on long-term relationships and loyalty. Our future promises to be bright as we embrace our strategic vision: a high-performing boutique bank, leaders in wealth, lending and deposit solutions, known nationally for unparalleled client service, integrity and trust.

Wealth Management

PGB Trust & Investments, the wealth management division of Peapack-Gladstone Bank, is one of the largest New Jersey-based asset managers with $2.3 billion of assets currently under administration. It is headquartered in Bedminster, with additional offices in Clinton, Morristown and Summit, NJ, as well as at the Bank’s new subsidiary, PGB Trust & Investments of Delaware, in Greenville, DE. This division is known for its integrity, client service and broad range of fiduciary, investment management and tax services, designed specifically to meet the needs of high net-worth individuals, families, foundations and endowments.

Our wealth management business differentiates us from our competition and adds significant value. We will grow this business further both in and around our market areas assisted by our new Delaware Trust subsidiary; through our existing wealth, loan and depository client base; and through our innovative Private Banking platform, which utilizes teams of Private Bankers working together to provide fully integrated client solutions. Throughout the wealth management division and all other business lines, we will continue to provide the unparalleled personalized, high-touch service our valued clients have come to expect.

Private Banking Platform: Working together to provide fully integrated client solutions.

Commercial Lending

We have been helping businesses emerge, expand and evolve for many years. We plan to continue this by moving more aggressively and growing our multi-family and other commercial real estate lending businesses, and introducing a comprehensive Commercial & Industrial (C&I) Lending program designed to service individuals, professional service firms, foundations, and privately owned businesses. This C&I Lending program, similar to our wealth management business, will be fully integrated into our Private Banking platform with a C&I Lending Private Banker, a Wealth Advisor Private Banker and a Deposit Private Banker who will work together to provide high-touch “white-glove” client service.

Retail Banking - Deposits

We see a lot of opportunity for growth in our core markets. We have recently introduced the concept of high-touch concierge-style banking to support the affluent segment of our branch network. Much like the Private Banking platform, this team is intimately knowledgeable of all Bank products and services and serves as the primary contact for clients seeking wealth, lending and deposit solutions. The structure of this team will enable our existing branch network to maintain its primary objective of providing unique and unparalleled client service. Additionally, it is our expectation that our new Private Banking platform will contribute significantly to our retail deposit growth, not only through stand-alone deposit relationships, but through comprehensive new relationships associated with C&I Lending.

Retail Banking - PGB Mortgage

Over the course of 2013 and beyond, we plan to aggressively grow our residential mortgage division. To that end, we have recently begun a rebranding effort to more effectively position this line of business, creating an opportunity for us to move into contiguous markets and expand our lending reach into northern New Jersey and beyond. PGB Mortgage opens the door for us to more easily and proactively reinvest in communities with the greatest need and joins PGB Trust & Investments as an extension of the Peapack-Gladstone Bank brand that has been a well-respected and integral part of the communities we serve for more than 90 years.

Reinvesting In Our Communities with PGB Mortgage.

Portraits In Client Loyalty

VAN DOREN OIL

“We have been a loyal client of Peapack-Gladstone Bank for over 35 years. I can remember how the quaint Pottersville Branch had just one employee and used to close for lunch breaks back in the 1970s. The friendly, courteous staff and great customer service are just two of the reasons we bank here and will continue to do so for many years to come.”

Vanessa Van Doren, Van Doren Oil Co.

“Long-term relationships between two parties say a lot about a business. At Van Doren Oil, we pride ourselves on the friendships we’ve created with our customers throughout the years, and we appreciate a loyal business partnership like the one we have with Peapack-Gladstone Bank.”

Jack Van Doren, Van Doren Oil Co.

Van Doren Oil Co. was established in 1939 by Ben Van Doren and continues operations today with second and third generation family members and over 30 valued employees. From its humble beginnings with just a single delivery truck to a current heating oil storage capacity of one million gallons, it is one of the largest inland storage facilities in New Jersey, able to provide customers in Hunterdon, Somerset and parts of Warren and Morris counties with a reliable source of home heating oil in the event of service disruptions. This could not have been more evident than during Hurricane Sandy (October 2012) when Van Doren Oil Co. helped keep many generators running, including Peapack-Gladstone Bank’s, so our clients could continue banking and secure the money they needed to survive the crisis.

JAMES F. HURLEY INSURANCE AGENCY CORPORATION

“Not only are we clients of Peapack-Gladstone Bank and PGB Trust & Investments, we are partners in business. The personal service the Bank provides is unique, and that makes all the difference in our relationship.”

Candyce J. Forster, EVP Commercial Lines Manager, Nancy L. Peterson, VP Accounting/Systems Manager, and R. Craig Sutherland, President

The James F. Hurley Insurance Agency Corporation has been serving NJ residents and businesses for more than five decades. The professionals at Hurley are dedicated to providing the kind of personalized service that ensures a fast, knowledgeable response when it’s needed most. Peapack-Gladstone Bank appreciates that commitment and is driven by the same core values – providing personalized service along with unmatched responsiveness and flexibility. Partnering with businesses like the James F. Hurley Insurance Agency Corporation allows Peapack-Gladstone Bank the opportunity to create valuable relationships based on common goals.

TEAM WELSH JEEP/CHRYSLER

“Whenever we go to the bank, they somehow always seem to be able to work out whatever we need…no matter how complicated.”

Peter Welsh, Dealer Principal, 3rd Generation

Team Welsh Jeep/Chrysler, established in 1909, began as a livery stable in bucolic Far Hills, New Jersey. In 1916, the livery stable was transformed into an automobile dealership selling Model T Fords. Today, the fourth generation of Welshes runs the oldest Jeep dealership in the state. The Welsh family chose Peapack-Gladstone Bank long ago because of the Bank’s personal service and attention. Peapack-Gladstone Bank is proud to share its 92 year history with the Welsh family, one of several multi-generation corporate relationships.

A Strong Bank, A Successful Community

AHA National Wear Red Day

Each year Peapack-Gladstone Bank participates in the American Heart Association’s “National Wear Red Day.” The Bank and its employees “wear red” and donate money to promote awareness of the number one killer of women – heart disease and stroke. Our clients have jumped onboard with donations as well and helped position Peapack-Gladstone Bank as one of the largest fundraisers in the State. The Bank has been recognized by the American Heart Association for its efforts, and in 2012 was named the #1 fundraiser in the New Jersey Banking/Financial Team category and the #18 fundraiser overall for statewide initiatives.

Peapack-Gladstone Bank Joins United Way Holiday Gift Drive

During the 2012 holiday season, Peapack-Gladstone Bank teamed up with the United Way of Northern New Jersey to collect new toys, clothing and books at its Somerset County branches for distribution to local needy families. For those lacking financial resources, purchasing holiday gifts may not be easy. Items distributed by the United Way of Northern New Jersey are often the only presents low-income residents receive during this time of year. Volunteers are essential to the success of any program, so when the time came to sort through the hundreds of collected items, Peapack-Gladstone Bank employees stepped up. On December 11, the Peapack-Gladstone Bank Gifts of the Season Holiday Team assisted at the United Way’s consolidation warehouse sorting and tagging donations for distribution. We are dedicated to supporting the communities in which we do business and look forward to supporting those individuals and organizations that form the fabric of our communities in 2013.

Providing Support When It Was Needed Most

Peapack-Gladstone Bank and Its Clients Provide Aid to St. Hubert’s Animal Welfare Center

In the fall of 2012, Peapack-Gladstone Bank’s Four Paws Pet Supply Drive to benefit St. Hubert’s Animal Welfare Center in North Branch and Madison ended just before Hurricane Sandy hit the east coast. The culmination of this initiative could not have been timelier and allowed the Bank to support St. Hubert’s efforts to provide assistance to hundreds of New Jersey’s displaced pets and pet owners most impacted by the storm. The Bank along with its clients donated countless items including 250 pounds of dry dog food, 150 pounds of dry cat foot, 23 cases of canned food as well as boxes of blankets, toys, cat litter and cleaning products. St. Hubert’s packed our donations and transported them to pet owners, animals in shelters and foster care facilities throughout our storm-damaged State. Peapack-Gladstone Bank is proud to partner with clients like St. Hubert’s Animal Welfare Center to ensure our communities survive and thrive.

Employees take Hurricane Sandy Personally

Hurricane Sandy affected many of our clients and as a Bank, we felt it was our duty to get back in business quickly, helping our clients survive the crisis without having to worry about underwriting its costs. Our employees, who are deeply vested in their communities, also took it upon themselves to physically assist clients in need. Consider Tracey Goodroad, our longtime Pottersville Branch Manager, known in the community as a caring individual. When Tracey realized that one of her regular clients, an elderly woman, had not visited the branch since the storm, she worried for her safety. Tracey drove to her home and found the woman without heat or power. Determined to help, she tried to persuade her client to make alternate arrangements, and when that wasn’t possible, she began arranging for a generator to be delivered to the cold home. Fortunately, power was restored that same afternoon and the generator was not needed, but it is stories like this that illustrate our employee dedication and commitment to providing support – no matter what kind – when it is needed most.

Condolidated Statements of Condition

	December 31,
(In Thousands, Except Share Data)	2012	2011
ASSETS Cash and Due from Banks	$6,733	$7,097
Federal Funds Sold	100	100
Interest-Earning Deposits	112,395	35,856
Total Cash and Cash Equivalents	119,228	43,053
Investment Securities Held to Maturity (Fair Value of $99,427 in 2011)	—	100,719
Securities Available for Sale	304,479	319,520
FHLB and FRB Stock, at cost	4,639	4,569
Loans Held for Sale, at fair value	6,461	2,841
Loans Held for Sale, at lower of cost or fair value	13,749	—
Loans	1,132,584	1,038,345
Less: Allowance for Loan Losses	12,735	13,223
Net Loans	1,119,849	1,025,122
Premises and Equipment	30,030	31,941
Other Real Estate Owned	3,496	7,137
Accrued Interest Receivable	3,864	4,078
Bank Owned Life Insurance	31,088	27,296
Deferred Tax Assets, net	9,478	26,731
Other Assets	21,475	7,328
Total Assets	$1,667,836	$1,600,335
LIABILITIES Deposits: Noninterest-Bearing Demand Deposits	$298,095	$297,459
Interest-Bearing Deposits: Checking	346,877	341,180
Savings	109,686	92,322
Money Market Accounts	583,197	516,920
Certificates of Deposit $100,000 and over	68,741	71,783
Certificates of Deposit less than $100,000	109,831	124,228
Total Deposits	1,516,427	1,443,892
Federal Home Loan Bank Advances	12,218	17,680
Capital Lease Obligation	8,971	9,178
Accrued Expenses and Other Liabilities	8,163	6,614
Total Liabilities	1,545,779	1,477,364
SHAREHOLDERS’ EQUITY Preferred Stock (No Par Value; Authorized 500,000 Shares; No Shares Issued at December 31, 2012 and 14,341 Shares Issued at December 31, 2011; Liquidation Preference of $1,000 Per Share)	—	13,979
Common Stock (No Par Value; Stated Value $0.83 Per Share; Authorized 21,000,000 Shares; Issued Shares, 9,325,977 at December 31, 2012 and 9,240,889 at December 31, 2011; Outstanding Shares, 8,917,799 at December 31, 2012 and 8,832,711 at December 31, 2011)	7,755	7,685
Surplus	97,675	96,323
Treasury Stock at Cost (408,178 Shares at December 31, 2012 and 2011)	(8,988)	(8,988)
Retained Earnings	21,316	13,868
Accumulated Other Comprehensive Income, Net	4,299	104
Total Shareholders’ Equity	122,057	122,971
Total Liabilities and Shareholders’ Equity	$1,667,836	$1,600,335

For complete financial information, please see the Company’s Annual Report on Form 10-K.

Condolidated Statements of Income

	Years Ended December 31,
(In Thousands, Except Per Share Data)	2012	2011	2010
INTEREST INCOME Loans, including fees	$48,010	$46,628	$50,455
Loans Held for Sale	123	56	N/A
Investment Securities Held to Maturity: Taxable	1,648	2,066	2,037
Tax-Exempt	187	354	467
Securities Available for Sale: Taxable	5,385	6,285	7,278
Tax-Exempt	639	518	535
Interest-Earning Deposits	98	144	150
Total Interest Income	56,090	56,051	60,922
INTEREST EXPENSE Checking Accounts	379	1,045	1,586
Savings and Money Market Accounts	1,092	2,215	3,908
Certificates of Deposit over $100,000	900	1,060	1,620
Other Certificates of Deposit	1,337	1,755	2,666
Overnight and Short-term Borrowings	39	3	—
Federal Home Loan Bank Advances	509	739	1,046
Capital Lease Obligation	431	319	206
Total Interest Expense	4,687	7,136	11,032
Net Interest Income Before Provision for Loan Losses	51,403	48,915	49,890
Provision for Loan Losses	8,275	7,250	10,000
Net Interest Income After Provision for Loan Losses	43,128	41,665	39,890
OTHER INCOME Trust Fees	12,282	10,686	9,901
Service Charges and Fees	2,756	2,908	2,798
Bank Owned Life Insurance	1,064	1,427	863
Gain on Loans Sold	1,195	502	1,041
Other Income	196	156	329
Other-Than-Temporary Impairment Loss: Total Impairment Charges on Securities	—	—	(941)
Loss Recognized in Other Comprehensive Income	—	—	—
Net Impairment Loss Recognized in Earnings	—	—	(941)
Securities Gains, Net	3,810	1,037	124
Total Other Income	21,303	16,716	14,115
OPERATING EXPENSES Salaries and Employee Benefits	27,595	23,230	22,529
Premises and Equipment	9,467	9,371	9,624
Other Operating Expenses	11,268	11,798	10,957
Total Operating Expenses	48,330	44,399	43,110
Income Before Income Tax Expense	16,101	13,982	10,895
Income Tax Expense	6,405	1,814	3,231
Net Income	9,696	12,168	7,664
Dividends on Preferred Stock and Accretion	474	1,228	1,686
Net Income Available to Common Shareholders	$9,222	$10,940	$5,978
EARNINGS PER COMMON SHARE
Basic	$1.05	$1.25	$0.68
Diluted	1.05	1.25	0.68

For complete financial information, please see the Company’s Annual Report on Form 10-K.

Products

Wealth Management Services through PGB Trust & Investments*	Cash Management Charitable Trusts and Private Foundations Custody Estate Administration Estate and Trust Administration Financial Planning Individual Retirement Planning	Investment Management Reporting Tax Preparation The Delaware Advantage through PGB Trust & Investments of Delaware Trust Establishment Wealth Management
*Securities and mutual funds are not FDIC insured, are not obligations of or guaranteed by Peapack-Gladstone Bank, and may involve investment risk, including possible loss of principal. Information provided for educational purposes only. This should not be relied upon as tax and/or investment advice. We encourage you to consult your personal legal, tax or financial advisors for information specific to your situation.

Commercial Banking

Commercial Lending

Commercial Revolving Lines of Credit

Commercial Mortgages

Commercial Fixed-Rate Term Loans

Commercial Letters of Credit

Mixed-Use Building Lending

Multi-Family Lending

Small Business Administration and New Jersey Economic Development Authority Lending

Small Business Fixed-Rate Term Loans

Small Business Lines of Credit

Small Business Vehicle Loans

Access 24 Phone Banking

ATM Banking

Automated Clearing House (ACH)

Business Debit Card

Cash Management Services

Certificates of Deposit

Customer Payment Portal

Direct Deposit

Electronic Deposit and Debit Origination

Electronic Statements

Free Small Business Checking

Interest-Bearing Business Checking

Escrow Management (IOLTA)

Merchant Services

Mobile Banking

Money Market Accounts

Online Account Opening

Online Check Reorder

Online Interbank Transfers

PGB Mobile Deposit

PGB NetAccess Internet Banking

PGB Remote Deposit

Small Business Online Bill Pay

Statement Savings Accounts

Wire Transfer Services

Member FDIC

Products

Retail Banking

Access 24 Phone Banking

ATM Banking

Chairman’s Club Checking

Certificates of Deposit

Certificate of Deposit Account Registry Service ® (CDARS)

Coin Machines

Direct Deposit

Electronic Statements

Free Personal Checking

Holiday Club Accounts

Interest-Bearing Personal Checking

IRA Certificates of Deposit

IRA Savings

Mobile Banking

Money Market Accounts

New Jersey Consumer Checking

Night Deposit

Online Account Opening

Online Check Reorder

Online Interbank Transfers

PGB Mobile Deposit

PGB NetAccess Internet Banking and Bill Pay

Personal Debit Card

Pony Club Savings Accounts

Safe Deposit Boxes

Sensible Savings Accounts

Statement Savings Accounts

Vacation Club Accounts

Consumer Lending

Home Equity Fixed-Term Loans

Home Equity Lines of Credit

Overdraft Lines of Credit

Secured Loans

Unsecured Loans

Vehicle Loans

Mortgage Lending through PGB Mortgage

Adjustable-Rate Mortgages

Construction-Permanent Mortgages

Fixed-Rate Mortgages

Interest-Only Mortgages

Jumbo Mortgages

Low- and Moderate-Income Programs

Brokerage Services through PGB Financial Services**

Annuities

Brokerage

College Planning

Investment Review

Income Tax Reduction Strategies

Long-Term Care

Mutual Funds

Retirement Accounts

Retirement Planning

Tax Advantage Accounts

**Securities and insurance products offered through LPL
Financial and its affiliates Member FINRA/SIPC.

	Not FDIC Insured	No Bank Guarantee
	May Lose Value	Not A Deposit
Not Insured by any Federal Government Agency

Member FDIC

OFFICERS

EXECUTIVE
LEADERSHIP

Frank A. Kissel
Chairman of the Board*
(908) 719-4301

kissel@pgbank.com

Douglas L. Kennedy
Chief Executive Officer*
(908) 719-6554

dkennedy@pgbank.com

Jeffrey J. Carfora
Executive Vice President
Chief Financial Officer*
(908) 719-4308

jcarfora@pgbank.com

Finn M. W. Caspersen, Jr.
Executive Vice President
General Counsel*

(908) 719-6559

caspersen@pgbank.com

Vincent A. Spero
Executive Vice President
Chief Lending Officer
(908) 719-6556

vspero@pgbank.com

SENIOR
LEADERSHIP

Martin J. Brady
Senior Vice President
Managing Director of
Multi-Family Lending
(908) 306-4279

mbrady@pgbank.com

Robert A. Buckley
Senior Vice President
Branch Administrator
(908) 719-4313

buckley@pgbank.com

Karen M. Chiarello
Senior Vice President
Auditor

(908) 470-3320

chiarello@pgbank.com

Hubert P. Clarke

Senior Vice President

Chief Information Officer
(908) 306-8060

clarke@pgbank.com

Gada Elkenani
Senior Vice President
Managing Director of
Private Banking
(908) 306-4278

gelkenani@pgbank.com

Michael J. Giacobello
Senior Vice President
Retail Delivery Sales
and Support

(908) 719-4320

giacobello@pgbank.com

Marc R. Magliaro
Senior Vice President
Commercial Lender
(908) 306-8823

mmagliaro@pgbank.com

Loretta A. Moylan
Senior Vice President
Senior Underwriting Manager

(908) 234-0700

lmoylan@pgbank.com

Richard J. Ragoza
Senior Vice President
Senior Credit Officer
(908) 719-6552

rragoza@pgbank.com

Mary M. Russell
Senior Vice President
Comptroller

(908) 719-4309

russell@pgbank.com

Bridget J. Walsh

Senior Vice President

Human Resources Director
(908) 719-4312

walsh@pgbank.com

Randall J. Williams
Senior Vice President
Commercial Lender
(908) 719-6540

rwilliams@pgbank.com

OFFICERS

Candida R. Almeida

Vice President

(908) 719-6557

calmeida@pgbank.com

Richard B. Barfuss

Vice President

(908) 470-3328

rbarfuss@pgbank.com

Joseph B. Barrett, Jr.

Vice President

(908) 234-0700

jbarrett@pgbank.com

John W. Brun
Vice President
(973) 455-0742

jbrun@pgbank.com

Todd T. Brungard

Vice President, Bank Secrecy

Act Compliance Officer
(908) 719-4305

brungard@pgbank.com

Sheryl L. Cappa
Vice President
(908) 719-4310

cappa@pgbank.com

Michael J. Coakley

Vice President

(908) 306-8077

mcoakley@pgbank.com

Karen A. Collier
Vice President
(908) 470-3321

kcollier@pgbank.com

Lynda A. Cross
Vice President
Security Officer
(908) 719-6542

cross@pgbank.com

Michael D’Antuono

Vice President

Audit Officer

(908) 234-0700 ext.6332

mdantuono@pgbank.com

Mary E. Donovan

Vice President Executive

Assistant to the CEO
(908) 719-3319

mdonovan@pgbank.com

Karen M. Ferraro
Vice President
(908) 719-4325

ferraro@pgbank.com

Ronald F. Field
Vice President
(908)273-0077

field@pgbank.com

Lauren T. Giacobbe

Vice President

(973) 543-9630

lgiacobbe@pgbank.com

Donna I. Gisone
Vice President
(973) 377-1164

gisone@pgbank.com

Amy E. Glaser
Vice President
(908) 238-1251

glaser@pgbank.com

Deborah M. Heins

Vice President

(908) 719-6546

dheins@pgbank.com

Ann W. Kallam
Vice President
(908) 832-5923

kallam@pgbank.com

Thomas N. Kasper

Vice President

(908) 306-8580

kasper@pgbank.com

Valerie L. Kodan
Vice President
(908) 719-4317

kodan@pgbank.com

Deborah J. Krehely

Vice President

(908) 439-3291

krehely@pgbank.com

Teresa M. Lawler
Vice President
(908) 281-1032

lawler@pgbank.com

Doreen A. Macchiarola

Vice President

Director of Corporate
Learning

(908) 719-3317

dmacchiarola@pgbank.com

Rohinton E. Madon

Vice President

(908) 781-1018

madon@pgbank.com

Nicholas Maiorana
Vice President Sales and
Product Development
(908) 306-4243

nmaiorana@pgbank.com

Annette F. Malanga

Vice President

(908) 719-3309

malanga@pgbank.com

Jean McDonnell
Vice President
(908) 306-8585

jmcdonnell@pgbank.com

Rene B. Merghart
Vice President
Director of Facilities
(908) 719-4328

rmerghart@pgbank.com

Amy A. Messler
Vice President
(908) 903-2597

messler@pgbank.com

Elizabeth Miller
Vice President
(908) 306-8076

emiller@pgbank.com

Stephen S. Miller
Vice President
(908) 470-3339

smiller@pgbank.com

Elaine Muldowney

Vice President

(908) 719-4322

muldowney@pgbank.com

OFFICERS

Nancy A. Murphy

Vice President

(908) 306-8084

nmurphy@pgbank.com

Janine Murtha

Vice President

(908) 306-4244

jmurtha@pgbank.com

Valerie A. Olpp

Vice President

(973) 273-0077

olpp@pgbank.com

Denise M. Pace-Sanders

Vice President Brand and
Marketing Director

(908) 470-3322

dpace@pgbank.com

Denise Parella-Wright

Vice President

(908) 306-4241

dparella@pgbank.com

Christopher P. Pocquat

Vice President

(908) 470-3330

pocquat@pgbank.com

Diane M. Ridolfi

Vice President

(908) 306-8062

ridolfi@pgbank.com

Lorraine M. Romano

Vice President

(908) 470-6411

lromano@pgbank.com

Scott T. Searle

Vice President

(908) 719-4319

searle@pgbank.com

Geraldine Segars

Vice President

(908) 470-3332

gsegars@pgbank.com

Susan K. Smith

Vice President

(908)719-6548

ssmith@pgbank.com

James S. Stadtmueller

Vice President

(908) 719-4315

stadtmueller@pgbank.com

Charles A. Studdiford, III

Vice President

(908) 766-8925

studdiford@pgbank.com

Margaret O. Volk

Vice President Mortgage Officer

(908) 719-6541

volk@pgbank.com

Mary Beth Watkins Iodice

Vice President

(908) 303-7178

mwatkins@pgbank.com

Jesse D. Williams

Vice President

(908) 719-4307

jwilliams@pgbank.com

Joan S. Wychules

Vice President

(908) 879-8601

wychules@pgbank.com

Todd E. Young

Vice President

(908) 658-4501

toddy@pgbank.com

Marie S. Arney

Assistant Vice President

(908) 306-8090

marney@pgbank.com

Janet E. Battaglia

Assistant Vice President

(908) 719-4332

battaglia@pgbank.com

Alexandra A. Buono

Assistant Vice President

(908) 719-6555

abuono@pgbank.com

Julie A. Burt

Assistant Vice President

(908) 719-4324

burt@pgbank.com

Betty J. Cariello

Assistant Vice President
Assistant Comptroller

(908) 470-3329

bcariello@pgbank.com

Marjorie A. Dzwonczyk

Assistant Vice President

CRA and Compliance Officer

(908) 719-6558

dzwonczyk@pgbank.com

Ann M. Ficken

Assistant Vice President

(908) 719-4323

aficken@pgbank.com

Rachel B. Fyock

Assistant Vice President

(908) 470-3338

rfyock@pgbank.com

Maria Goncalves

Assistant Vice President

(973) 467-8901

mgoncalves@pgbank.com

Tracey L. Goodroad

Assistant Vice President

(908) 439-2265

tgoodroad@pgbank.com

Audrey E. Gunter

Assistant Vice President

(908) 719-6549

agunter@pgbank.com

Mary Lashine

Assistant Vice President

(908) 534-6848

mlashine@pgbank.com

James F. Meissner, Jr.

Assistant Vice President

(908) 719-4306

jmeissner@pgbank.com

Eram F. Mirza

Assistant Vice President

(908) 719-4333
eramm@pgbank.com

Michael Moreland

Assistant Vice President

(908) 306-4245

mmoreland@pgbank.com

Vita M. Parisi

Assistant Vice President

(908) 306-8087

parisi@pgbank.com

Michele Ravo

Assistant Vice President

(908) 719-4303

ravo@pgbank.com

Ana P. Ribeiro

Assistant Vice President

(908) 719-6551

anar@pgbank.com

Carol E. Ritzer

Assistant Vice President

(908) 234-0700 ext. 5292

ritzer@pgbank.com

Victoria Scalera

Assistant Vice President

(908) 719-4318

scalera@pgbank.com

Adam Skillin

Assistant Vice President

(908) 719-6553

askillin@pgbank.com

Margaret A. Trimmer

Assistant Vice President

(908) 306-8066

trimmer@pgbank.com

Eleanor B. Velasquez

Assistant Vice President

(908) 719-4327

evelasquez@pgbank.com

Kim M. Waldron

Assistant Vice President

(908) 876-5728

kwaldron@pgbank.com

Laura M. Watt

Assistant Vice President

(908) 234-0700 ext.5242

watt@pgbank.com

Jessica L. Ballentine

Assistant Cashier

(908) 234-0700 ext. 5277

ballentine@pgbank.com

Krista L. Bullard

Assistant Cashier

(908) 234-0700 ext. 5293

bullard@pgbank.com

James A. Ciccone

Assistant Cashier

(908) 234-0700 ext. 5601

ciccone@pgbank.com

Maria C. Dentici

Assistant Cashier

(908) 234-0700 ext.5221

mdentici@pgbank.com

Patricia Enzmann

Assistant Cashier

(908) 234-0700 ext. 5263

penzmann@pgbank.com

Kerline B. Gourdet

Assistant Cashier

(908) 234-0700 ext. 5901

gourdet@pgbank.com

Toni Jay-Choynake

Assistant Cashier

(908) 234-0700 ext. 5420

tjay-choynake@pgbank.com

Truong Le

Assistant Cashier

(908) 719-4339

le@pgbank.com

Thomas W.S. Logan, III

Assistant Cashier

(908) 234-0700 ext. 5701

logan@pgbank.com

Robert Lynch

Assistant Cashier

(908) 719-4304

rlynch@pgbank.com

Sabine Mehta

Assistant Cashier

(908) 234-0700 ext. 5235

smehta@pgbank.com

Anna M. Mentes

Assistant Cashier

(908) 234-0700 ext. 5287

mentes@pgbank.com

Scott Moore

Assistant Cashier

(908) 306-8092

smoore@pgbank.com

Sharon Murphy

Assistant Cashier

(908) 306-8074

smurphy@pgbank.com

OFFICERS

Rosanne Schwab

Assistant Cashier

(908) 719-6543

rschwab@pgbank.com

Christie Sedita

Assistant Cashier

(908) 635-8522

sedita@pgbank.com

Marilyn A. Suitt

Assistant Cashier

(908) 306-8002

suitt@pgbank.com

Louise C. Takacs

Assistant Cashier

(908) 234-0700 ext. 5401

takacs@pgbank.com

Marjorie J. Takleszyn

Assistant Cashier

(908) 234-0700 ext. 5501

mtakleszyn@pgbank.com

Lisa A. Treich

Assistant Cashier

(908) 234-0700 ext. 5431

treich@pgbank.com

Erin E. Villagra

Assistant Cashier

(908) 234-0700 ext. 5404

evillagra@pgbank.com

PGB TRUST &
INVESTMENTS

Craig C. Spengeman

President & Chief
Investment Officer*

(908) 719-3301

spengeman@pgbank.com

John M. Bonk

First Vice President

Director of Wealth
Management

(908) 719-3318

bonk@pgbank.com

John E. Creamer

First Vice President
Senior Portfolio Manager

(908) 470-6402

creamer@pgbank.com

Stephen M. Kozuch

First Vice President

Co-Director of Wealth
Management

(908) 719-3314

skozuch@pgbank.com

Daniel J. Leary, III

First Vice President
Chief Fiduciary Officer

(908) 719-4331

dleary@pgbank.com

Kurt G. Talke

First Vice President
Senior Trust Officer

(908) 719-3304

talke@pgbank.com

Catherine M. Denning

Vice President

Trust Officer

(908) 470-6416

cdenning@pgbank.com

Glenn C. Guerin

Vice President
Senior Financial Consultant

(908) 719-3316

guerin@pgbank.com

Michael E. Herrmann

Vice President
Portfolio Manager

(908) 719-3303

herrmann@pgbank.com

James R. Housman

Vice President
Director of Tax

(908) 719-3313

jhousman@pgbank.com

Sarah A. Krieger

Vice President
Portfolio Manager

(908) 306-8811

skrieger@pgbank.com

Carolyn Larke

Vice President

Trust Officer

(973) 470-6404

cllarke@pgbank.com

John J. Lee

Vice President
Portfolio Manager

(908) 306-8817

johnl@pgbank.com

Joseph Markovich

Vice President
Portfolio Manager

(908) 306-8826

jmarkovich@pgbank.com

Scott A. Marshman

Vice President
Trust Operations Officer

(908) 470-3323

marshman@pgbank.com

Edward P. Nicolicchia

Vice President
Trust Operations Officer

(908) 719-3315

nicolicchia@pgbank.com

David C. O’Meara

Vice President

Trade Systems Manager

(908) 719-3310

o’meara@pgbank.com

Liza M. Rosenzweig

Vice President
Trust Officer/Compliance

(908) 719-3308

lrosenzweig@pgbank.com

Patricia K. Sawka

Vice President

Trust Officer

(908) 470-6403

sawka@pgbank.com

Anne M. Smith

Vice President
Portfolio Manager

(908) 470-6400

asmith@pgbank.com

MJ Sully

Vice President

Trust Officer

(908) 306-8819

mjsully@pgbank.com

John W. Tarver

Vice President
Senior Financial Consultant

(908) 306-4268

jtarver@pgbank.com

Michael T. Tormey

Vice President
Private Wealth Advisor

(908) 306-8816

tormey@pgbank.com

Erik Vadeika

Vice President
Senior Portfolio Manager

(908) 306-8812

evadeika@pgbank.com

Bruce B. Ficken

Assistant Vice President
Senior Financial Consultant

(908) 470-6406

bficken@pgbank.com

Anthony D. Pasculli

Assistant Vice President

Trust Officer

(908) 306-8813

apasculli@pgbank.com

Rosalie De Benedetto

Assistant Tax Officer

(908) 470-6410

rdebenedetto@pgbank.com

Rita Cuyegkeng

Assistant Trust Officer

(908) 470-6405

rcuyegkeng@pgbank.com

Daniel J. Prasnal

Assistant Trust Officer

(908) 306-8824

dprasnal@pgbank.com

Polly S. Sumerfield

Assistant Trust
Operations Officer

(908) 719-3307

sumerfield@pgbank.com

PGB TRUST &
INVESTMENTS
OF DELAWARE

Lisa K. Berry

Vice President

Private Wealth Advisor

(302) 255-1506

lberry@pgbank.com

Raj Shah

Assistant Trust Officer

(302) 255-1507

rshah@pgbank.com

*Denotes a holding company
officer

Board of Directors

Our thanks to our

Board of Directors for their
leadership and guidance.

Anthony J. Consi, II
  Weichert Companies
  Morris Plains, NJ (Retired)

Finn M. W. Caspersen, Jr.
  Executive Vice President
  General Counsel

Edward A. Gramigna, Jr.

  Managing Partner
  Drinker Biddle &

  Rath LLC, Florham Park

Douglas L. Kennedy

  Chief Executive Officer

Frank A. Kissel

  Chairman of the Board

John D. Kissel
  Turpin Realty, Inc.
  Far Hills, NJ

James R. Lamb, Esq.
  James R. Lamb, P.C.
  Morristown, NJ

Edward A. Merton
  Lebanon Township, NJ
  (Retired)

F. Duffield Meyercord

  Managing Director

  and Partner, Carl Marks

  Consulting Group, LLC

John R. Mulcahy
  Mulcahy Realty &
  Construction
  Gladstone, NJ (Retired)

Craig C. Spengeman

  President

  PGB Trust & Investments

Philip W. Smith, III
  President, Phillary
  Management, Inc.

  Far Hills, NJ

Beth Welsh
  General Manager
  Bassett Associates
  Summit, NJ

NOT PICTURED

Pamela Hill
  Director Emeritus
  Clinton, NJ

Jack D. Stine
  Director Emeritus
  Pluckemin, NJ

Shareholder Information

Corporate Address

500 Hills Drive

Bedminster, NJ 07921

(908) 234–0700

www.pgbank.com

Stock Listing

Peapack-Gladstone Financial Corporation common stock is traded on the

NASDAQ Global Select Market under the symbol PGC.

Independent Registered Public Accounting Firm

Crowe Horwath LLP

345 Eisenhower Parkway, Plaza 1

Livingston, New Jersey 07039-1027

Transfer Agent

Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016-3572

(800) 368-5948

Shareholder Relations

Jeffrey J. Carfora, Executive Vice President and Chief Financial Officer

(908) 719-4308

jcarfora@pgbank.com

Participation in our Dividend Reinvestment Plan (DRP) is a convenient and easy way to purchase shares of PGC at a discount to market and with no commissions. To sign up for our DRP, call the Investor Relations Department of Registrar and Transfer Company at 800-368-5948 or visit www.rtco.com and click on “Dividend Reinvestment Plans.”

Annual Meeting

The Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporationwill be held on April 23, 2013 at 2:00 p.m. on the first floor of its headquarters building, located at 500 Hills Drive, Bedminster, NJ.